EXHIBIT 99.1

COMPANY CONTACTS:                                       INVESTOR RELATIONS:
Universal Power Group, Inc                              Cameron Associates
469-892-1122                                            212-554-5464
Mimi Tan, SVP                                           Amy Glynn, CFA
TANM@UPGI.COM                                           AMY@CAMERONASSOC.COM
-------------                                           --------------------

Roger Tannery, CFO
TANNERYR@UPGI.COM

                          UNIVERSAL POWER GROUP REPORTS
                      SECOND QUARTER 2008 FINANCIAL RESULTS

CARROLLTON, TEXAS -- AUGUST 11, 2008 -- Universal Power Group, Inc. (AMEX: UPG), ("UPG") a leading provider of third-party logistics and supply chain management services and a global distributor of batteries, related portable power and security products, today announced its financial results for the second quarter ended June 30, 2008.

Revenues for the quarter ended June 30, 2008 rose 14.4% to $30.2 million, compared to $26.4 million in the second quarter of 2007. Second quarter revenues from sources other than Brinks Home Security ("Brink's") rose 35.0% to $16.8 million, from $12.4 million in the prior year period. The increase reflects more focused marketing to both existing and new customer accounts, as well as price increases implemented by UPG to offset higher costs of goods sold. Growth in the Company's higher margin battery business was driven approximately 21% by volume and 79% by price increases. Revenues from Brinks declined by 3.9% to $13.5 million in the second quarter of 2008, compared to $14.0 million in the prior year period. The concentration of revenues from Brinks fell to 44.6% of total revenues in the second quarter 2008, compared to 53.0% in the second quarter of 2007.

Gross profit grew by 8.9% in the second quarter, to $4.5 million, compared to $4.1 million in the prior year period. As a percentage of sales, the gross profit margin narrowed to 15.0%, from 15.7% in the second quarter of 2007, as the improvement in product mix was offset by higher raw material costs. Also, second quarter 2008 margins did not fully reflect the benefit of price increases, which were implemented slowly due to a very competitive market for commodity influenced products. In addition to pricing, UPG will continue to focus on and develop higher margin products and markets in efforts to maintain or expand the gross margin.

Operating expenses rose 28.6% to $3.5 million in the second quarter of 2008, compared to $2.7 million in the prior year period. Operating expenses were approximately $200,000 above budget due to a number of non-routine costs that fell in the second quarter of 2008; these costs were primarily related to legal and consulting fees, Sarbanes Oxley compliance and employee healthcare programs. UPG had operating income of $1.0 million, or 3.5% of sales, for the second quarter of 2008, compared to $1.4 million, or 5.5% in the second quarter of 2007. Net income in the second quarter of 2008 was $0.5 million, or $0.09 per share, compared to net income of $0.7 million, or $0.15 per share, in the prior year period.

For the six-months ended June 30, 2008, revenues increased by 19.6% to $59.7 million, up from $49.9 million in the prior year period. Operating income was $2.2 million in the first six-months of 2008, modestly below the approximately $2.3 million in operating income generated in the first six-months of 2007. Net income was $1.0 million, or $0.21 per share, compared to $1.1 million, or $0.22 per share, in the prior year period.

Randy Hardin, President and Chief Executive Officer of UPG, commented, "During the second quarter, we continued to focus on increasing our share of the growing battery-related and supply chain management industries through higher penetration of new and existing customers, an expanded product line and a broader geographic reach. We believe that UPG has made a lot of progress on this front since we came public in December 2006.

However, higher raw material costs and higher operating expenses impacted our margins in the second quarter, resulting in lower operating profit. While disappointed with our year over year decline for the quarter, we expect to see an improvement in the balance of the year. Regarding our gross margins, we will continue to take price increases as necessary, balancing this out with our goal to maintain strong and long-lasting relationships with our customers. We also expect operating expenses in the second half of the year to grow more in-line with revenues, which should yield an improvement in our operating margin," he concluded.

2008 GUIDANCE

UPG continues to expect organic growth in revenues of 12% - 15% for the full-year 2008. UPG believes that operating income growth will be at the low-end of its previously forecasted range of 15% - 18%.

CONFERENCE CALL INFORMATION

Universal Power Group will host an investor conference call today, Monday, August 11, 2008, at 11:30 am EST (10:30 am CST) to discuss financial results for the second quarter of 2008.

Interested parties may access the conference call by dialing 1.866.510.0704; passcode 96261275. The conference call will also be broadcast live on WWW.UPGI.COM and through the Thomson StreetEvents Network. Individual investors can listen to the call at WWW.EARNINGS.COM, Thomson's individual investor portal. Institutional investors can access the call via Thomson StreetEvents (WWW.STREETEVENTS.COM), a password-protected event management site.

A replay of the teleconference will be made available through August 18, 2008 by calling 1.888.268.8010; passcode 57250431 and an archived webcast will be available at WWW.UPGI.COM.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. is a leading provider of third-party logistics and supply chain management services, and a distributor of batteries, security products and related portable power products to various industries. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product design and development. UPG's range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, cellular and Bluetooth accessories, related portable power products, jump-starters, 12-volt DC accessories, and security products. For more information, please visit the UPG website at WWW.UPGI.COM.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                           UNIVERSAL POWER GROUP, INC.

                            UNAUDITED BALANCE SHEETS

                                     ASSETS


                                                                           JUNE 30,            DECEMBER 31,
                                                                             2008                  2007
                                                                     -------------------    ------------------
CURRENT ASSETS
   Cash and cash equivalents...................................            $   545,456           $   691,288
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $124,895
       and $129,371............................................             16,183,450            12,593,430
     Other.....................................................                156,979               149,262
   Inventories - finished goods, net of allowance for
     obsolescence of $288,350 and $193,780.....................             28,349,734            32,345,377
   Current deferred tax asset..................................              1,094,579               983,114
   Prepaid expenses and other current assets...................              1,397,522               880,907
                                                                    -------------------    ------------------
     Total current assets......................................             47,727,720            47,643,378

PROPERTY AND EQUIPMENT
   Logistics and distribution systems..........................              1,546,126             1,417,269
   Machinery and equipment.....................................                495,228               338,220
   Furniture and fixtures......................................                492,267               492,267
   Leasehold improvements......................................                291,347               272,096
   Vehicles....................................................                137,336               151,598
                                                                    -------------------    ------------------
                                                                             2,962,304             2,671,450
   Less accumulated depreciation and amortization..............             (1,205,156)             (985,735)
                                                                    -------------------    ------------------

     Net property and equipment................................              1,757,148             1,685,715

OTHER ASSETS...................................................                108,467                81,459
                                                                    -------------------    ------------------

TOTAL ASSETS...................................................            $49,593,335           $49,410,552
                                                                    ===================    ==================

                           UNIVERSAL POWER GROUP, INC.

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                          JUNE 30,            DECEMBER 31,
                                                                            2008                  2007
                                                                    -------------------    ------------------
CURRENT LIABILITIES
   Line of credit.............................................             $12,009,608           $12,833,031
   Accounts payable...........................................              11,863,316            12,257,350
   Accrued liabilities........................................                 919,105               537,248
   Current portion of notes payable to Zunicom, Inc...........               1,462,500               731,250
   Current portion of capital lease obligations...............                     663                 6,609
   Current portion of deferred rent...........................                  62,808                64,446
                                                                    -------------------    ------------------
     Total current liabilities................................              26,318,000            26,429,934

NOTES PAYABLE TO ZUNICOM, INC.................................               4,387,500             5,118,750
NON-CURRENT DEFERRED TAX LIABILITY............................                   8,642                25,455
DEFERRED RENT, less current portion..........................                  148,162               180,776
                                                                    -------------------    ------------------
     Total liabilities.......................................               30,862,304            31,754,915

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares authorized,
     5,000,000 shares issued and outstanding.................                   50,000                50,000
   Additional paid-in capital................................               15,429,863            15,381,684
   Retained earnings..........................................               3,251,168             2,223,953
                                                                    -------------------    ------------------
     Total shareholders' equity...............................              18,731,031            17,655,637
                                                                    -------------------    ------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY....................             $49,593,335           $49,410,552
                                                                    ===================    ==================

                           UNIVERSAL POWER GROUP, INC.

                         UNAUDITED STATEMENTS OF INCOME

                                                        THREE MONTHS ENDED              SIX MONTHS ENDED
                                                              JUNE 30,                       JUNE 30,
                                                   ----------------------------    ----------------------------
                                                       2008            2007            2008            2007
                                                   ------------    ------------    ------------    ------------
Net sales ......................................    $30,199,945     $26,403,048     $59,724,201     $49,942,922
Cost of sales ..................................     25,684,726      22,258,190      50,734,924      42,357,431
                                                   ------------    ------------    ------------    ------------
Gross profit ...................................      4,515,219       4,144,858       8,989,277       7,585,491
Operating expenses .............................      3,470,952       2,699,388       6,771,113       5,335,898
                                                   ------------    ------------    ------------    ------------
Operating income ...............................      1,044,267       1,445,470       2,218,164       2,249,593
Other income (expense)
   Interest expense (including $87,510, $87,510,
     $174,058 and $174,058 to Zunicom, Inc.) ...       (247,267)       (365,165)       (501,582)       (732,254)
   Interest income .............................            513         167,377             513         340,291
                                                   ------------    ------------    ------------    ------------
     Total other expense .......................       (246,754)       (197,788)       (501,069)       (391,963)
                                                   ------------    ------------    ------------    ------------
Income before provision for income taxes .......        797,513       1,247,682       1,717,095       1,857,630
Provision for income taxes .....................       (326,952)       (513,977)       (689,880)       (755,968)
                                                   ------------    ------------    ------------    ------------

Net income .....................................    $   470,561     $   733,705     $ 1,027,215     $ 1,101,662
                                                   ============    ============    ============    ============
Net income per share
     Basic .....................................    $      0.09     $      0.15     $      0.21     $      0.22
                                                   ============    ============    ============    ============
      Diluted ..................................    $      0.09     $      0.15     $      0.21     $      0.22
                                                   ============    ============    ============    ============
Weighted average shares outstanding
     Basic .....................................      5,000,000       5,000,000       5,000,000       5,000,000
                                                   ============    ============    ============    ============
     Diluted ...................................      5,000,000       5,002,114       5,000,000       5,005,707
                                                   ============    ============    ============    ============

                           UNIVERSAL POWER GROUP, INC.

                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                                SIX MONTHS ENDED JUNE 30,
                                                              ----------------------------
                                                                  2008           2007
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ................................................   $  1,027,215     $ 1,101,662
Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
   Depreciation and amortization of property and equipment         266,006         103,864
   Provision for bad debts ................................         62,300          55,034
   Provision for obsolete inventory .......................        110,000          60,000
   Deferred income taxes ..................................       (128,278)        (94,024)
   Stock-based compensation ...............................         48,179          46,816
Change in operating assets and liabilities:
   Accounts receivable - trade ............................     (3,652,320)     (1,896,896)
   Accounts receivable - other ............................         (7,717)       (304,246)
   Inventories ............................................      3,885,643      (1,065,356)
   Prepaid expenses and other current assets ..............       (535,365)       (717,284)
   Other assets ...........................................        (27,008)        (37,500)
   Accounts payable .......................................       (394,034)      2,100,359
   Accrued liabilities ....................................        381,857         466,983
   Due from Zunicom, Inc. .................................           --           186,617
   Deferred rent ..........................................        (34,252)        (15,027)
                                                              ------------    ------------
Net cash provided by (used in) operating activities .......      1,002,226          (8,998)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment .....................       (318,689)       (142,836)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net activity on line of credit .........................       (823,423)        408,510
   Payments on capital lease obligations ..................         (5,946)        (10,928)
                                                              ------------    ------------
Net cash (used in) provided by  financing activities ......       (829,369)        397,582
                                                              ------------    ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ......       (145,832)        245,748
Cash and cash equivalents at beginning of period ..........        691,288      13,036,447
                                                              ------------    ------------

Cash and cash equivalents at end of period ................   $    545,456     $13,282,195
                                                              ============    ============

SUPPLEMENTAL DISCLOSURES
   Interest paid ..........................................   $    501,582     $   732,254
                                                              ============    ============

   Income taxes paid ......................................   $    653,971     $   524,960
                                                              ============    ============